                                                                     EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                            PS BUSINESS PARKS, INC.

           [As filed in the Office of the Secretary of State of the
                       State of California May 17, 1999]

     David Goldberg and Jack E. Corrigan certify that:

     1. They are the Vice President and Secretary, respectively, of PS Business Parks, Inc., a California corporation (the "Corporation").

     2. The Articles of Incorporation of this Corporation are amended and restated to read in full as follows:

                                       I

     The name of this corporation is PS BUSINESS PARKS, INC.

                                       II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

     3.01 This corporation is authorized to issue only three classes of shares to be designated respectively "Preferred Stock," "Common Stock" and "Equity Stock" and referred to herein either as Preferred Stock or Preferred shares, Common Stock or Common shares or Equity Stock or Equity shares. The total number of shares which this corporation is authorized to issue is Two Hundred Fifty Million (250,000,000); the number of Preferred shares shall be Fifty Million (50,000,000) of the par value of One Cent ($.01) each, the number of Common shares shall be One Hundred Million (100,000,000) of the par value of One Cent ($.01) each and the number of Equity shares shall be One Hundred Million (100,000,000) of the par value of One Cent ($.01) each.

     3.02 The Preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights granted to or imposed upon any wholly unissued series of Preferred shares including the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preference, and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     3.03 (a) Subject to any preference with respect to the Preferred shares or the Equity shares, the Common shares shall be entitled to distributions out of funds legally available therefor, when, as and if declared by the Board of Directors.

           (b) In the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, subject to any preference with respect to the Preferred shares or the Equity shares, the entire assets of this corporation available for distribution to shareholders shall be distributed ratably among the Common shares.

     3.04 The Equity shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Equity shares and to determine the designation of any such series.
The Board of Directors is also authorized to determine or alter the rights granted to or imposed upon any wholly unissued series of Equity shares including the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation rights, and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The dividend and liquidation rights of the Equity shares shall be junior to the Preferred shares and may be senior to, junior to, or pari passu with, the Common shares.

     3.05 There is a series of Preferred shares of this Corporation designated "9 1/4% Cumulative Preferred Stock, Series A" which shall consist of 2,300 shares and shall have the following rights, preferences and privileges:

     (a)  Dividend Rights.
          ---------------

          (1) Dividends shall be payable in cash on the shares of this Series when, as and if declared by the Board of Directors, out of funds legally available therefor: (i) for the period (for the purpose of this Section 3.05, the "Initial Dividend Period") from the Deemed Original Issue Date (as defined below) to but excluding July 1, 1999, and (ii) for each quarterly dividend period thereafter (for the purpose of this Section 3.05, the Initial Dividend Period and each quarterly dividend period being hereinafter individually referred to as a "Dividend Period" and collectively referred to as "Dividend Periods"), which quarterly Dividend Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (for the purpose of this Section 3.05, each, a "Dividend Period Commencement Date"), commencing on July 1, 1999, and shall end on and include the day next preceding the next Dividend Period Commencement Date, at a rate per annum equal to 9 1/4% of the $25,000 per share stated value thereof (for the purpose of this Section 3.05, the "Dividend Rate"). Dividends on each share of this Series shall be cumulative from the Deemed Original Issue Date of such share and shall be payable, without interest thereon, when, as and if declared by the Board of Directors, on or before March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1999 or, in the case of shares of this Series with a Deemed Original Issue Date after June 30, 1999, the first such dividend payment da te following such Deemed Original Issue Date; provided, that if any
                                                         --------
such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (for the purpose of this Section 3.05, any of the foregoing a "Non-

Business Day"), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. After full cumulative dividends on this Series have been paid or declared and funds therefor set aside for payment, including for the then current Dividend Period, the holders of shares of this Series will not be entitled to any further dividends with respect to that Dividend Period.

     "Deemed Original Issue Date" means, for the purpose of this Section 3.05,
(a) in the case of any share which is part of the first issuance of shares of this Series or part of a subsequent issuance of shares of this Series prior to July 1, 1999, the date of such first issuance or subsequent issuance, as the case may be, and (b) in the case of any share which is part of a subsequent issuance of shares of this Series on or after July 1, 1999, the later of (x) July 1, 1999 and (y) the latest Dividend Period Commencement Date which precedes the date of issuance of such share and which succeeds the last Dividend Period for which full cumulative dividends have been paid; provided that, in the case of any share which is part of a subsequent issuance, the date of issuance of which falls between (i) the record date for dividends payable on the first succeeding dividend payment date and (ii) such dividend payment date, the "Deemed Original Issue Date" means, for the purpose of this Section 3.05, the date of the Dividend Period Commencement Date that immediately follows the date of issuance.

     (2) Dividends payable on shares of this Series for any period greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     (3) The Corporation shall not declare or pay or set apart for payment any dividends on any series of preferred shares ranking, as to dividends, on a parity with or junior to the shares of this Series unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all Dividend Periods terminating on or prior to the date of payment of any such dividends on such other series of preferred shares. When dividends are not paid in full upon the shares of this Series and any other series of preferred shares ranking on a parity therewith as to dividends, all dividends declared upon shares of this Series and any other series of preferred shares ranking on a parity therewith as to dividends shall be declared pro rata so that the amount of dividends declared per share on the shares of this Series and such other series of preferred shares shall in all cases bear to each other that same ratio that the accumulated dividends per share on the shares of this Series and such other series of preferred shares bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the shares of this Series have been paid for all past Dividend Periods, no dividends (other than in shares of the Corporation's common stock, par value $.01 per share (together with any other shares of capital stock of the Corporation into which such shares shall be reclassified or changed (for the purpose of this Section 3.05, "Common Shares"), or another stock ranking junior to the shares of this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Shares or on any other stock of the Corporation ranking junior to or on a parity with the shares of this Series as to dividends or upon liquidation. Unless full cumulative dividends on the shares of this Series have been paid for all past Dividend Periods, no Common Shares or any other stock of the Corporation ranking junior to or on a parity with the shares of this Series as to dividends or upon liquidation shall be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation or any subsidiary, except by conversion into or exchange for stock of the Corporation ranking junior to the shares of this Series as to dividends and upon liquidation.

     (b)  Liquidation.
          -----------

          In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of this Series are entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of Common Shares or any other class or series of shares ranking junior to the shares of this Series upon liquidation, liquidating distributions in the amount of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) for the then current and all past Dividend Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation the amounts payable with respect to the shares of this Series and any other shares of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of shares of this Series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of this Series will not be entitled to any further participation in any distribution of assets by the Corporation.

          (1) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the shares of this Series at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

          (2) For purposes of liquidation rights, a reorganization (as defined in Section 181 of the California Corporations Code) or consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation shall be deemed not to be a liquidation, dissolution or winding up of the Corporation.

     (c)  Redemption.
          ----------

          (1) Except as provided in clause (9) below, the shares of this Series are not redeemable prior to April 30, 2004. On and after such date, the shares of this Series are redeemable at the option of the Corporation, by resolution of the Board of Directors, in whole or in part, from time to time upon not less than 30 nor more than 60 days' notice, at a cash redemption price of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) to the date of redemption.

          (2) If fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed will be determined by the Board of Directors, and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Board of Directors.

     (3) Notwithstanding the foregoing, if any dividends, including any accumulation, on the shares of this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of this Series; provided, however,
                                                            --------  -------
that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of shares of this Series.

     (4) Immediately prior to any redemption of shares of this Series, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a dividend payment record date and prior to the corresponding dividend payment date, in which case each holder of shares of this Series at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as expressly provided herein above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of this Series called for redemption.

     (5) Notice of redemption shall be given by publication in a newspaper of general circulation in the County of Los Angeles and The City of New York, such publication to be made once a week for two successive weeks, commencing not less than 30 nor more than 60 days prior to the date fixed for redemption thereof. A similar notice will be mailed by the Corporation by first class mail, postage pre-paid, to each record holder of the shares of this Series to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. Each notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of this Series held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of this Series to be redeemed from such holder.

     (6) In order to facilitate the redemption of shares of this Series, the Board of Directors may fix a record date for the determination of the shares to be redeemed, such record date to be not less than 30 nor more than 60 days prior to the date fixed for such redemption.

     (7) Notice having been given as provided above, from and after the date fixed for the redemption of shares of this Series by the Corporation (unless the Corporation shall fail to make available the money necessary to effect such redemption), the holders of shares selected for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from the Corporation, less any required tax withholding amount, without interest thereon, upon surrender (and endorsement or assignment of transfer, if required by the Corporation and so stated in the notice) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. If fewer than all the shares represented by a certificate are redeemed, a new certificate shall be issued, without cost to the holder thereof, representing the unredeemed shares. The Corporation may, at its option, at any time after a notice of redemption has been given, deposit the redemption price for the shares of this Series designated for redemption and not yet redeemed, plus any accumulated and unpaid dividends thereon to the date fixed for redemption, with the transfer agent or agents for this Series, as a trust fund for the benefit of the holders of the shares of this Series designated for redemption, together with irrevocable instructions and authority to such transfer agent or agents that such funds be delivered upon redemption of such shares and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates. From and after the making of such deposit, the holders of the shares designated for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive from such trust fund the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. Any balance of such moneys remaining unclaimed at the end of the five-year period commencing on the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors.

     (8) Any shares of this Series that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

     (9) If the Board of Directors of the Corporation shall, at any time and in good faith, be of the opinion that ownership of securities of the Corporation has or may become concentrated to an extent that may prevent the Corporation from qualifying as a real estate investment trust under the REIT Provisions of the Internal Revenue Code (as defined below), then the Board of Directors shall have the power, by lot or other means deemed equitable by them to prevent the transfer of and/or to call for redemption a number of shares of this Series sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership thereof into conformity with the requirements of such a real estate investment trust under the REIT Provisions of the Internal Revenue Code. The redemption price to be paid for shares of this Series so called for redemption, on the date fixed for redemption, shall be the closing price of the shares on the principal national stock exchange on which the shares are listed on the last business day prior to the redemption date, or if no sales of shares were made on such date, the average of the highest bid and the lowest asked quotations on the last business day prior to the redemption date as reported by the National Quotation Bureau, Incorporated or a similar organization selected from time to time by the Corporation or if there be no such bid and asked quotations, as determined by the Board of Directors in good faith; provided that if interests in shares of this Series are represented by depositary shares, then the redemption price shall be determined in accordance with the foregoing, but with respect to one depositary share, multiplied by the number of depositary shares that together represent an interest in one share of this Series. From and after the date fixed for redemption by the Board of Directors, the holder of any shares of this Series so called for redemption shall cease to be entitled to any distributions, voting rights and other benefits with respect to such shares of this Series, other than the right to payment of the redemption price determined as aforesaid. "REIT Provisions of the Internal Revenue Code" shall mean, for the purpose of this Section 3.05, Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. In order to exercise the redemption option set forth in this clause (9), with respect to the shares of this Series, the Corporation shall give notice of redemption by publication in a newspaper of general circulation in the County of Los Angeles and The City of New York, such publication to be made once a week for two successive weeks, commencing not less than 30 nor more than 60 days prior to the date fixed for redemption. A similar notice will be mailed by the Corporation by first class mail, postage pre-paid, to each record holder of the shares of this Series to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. Each notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of this Series held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of this Series to be redeemed from such holder.

     (d) Voting Rights.  The shares of this Series shall not have any voting
         -------------
powers either general or special, except as required by law, except that:

         (1) If the Corporation shall fail to pay full cumulative dividends on the shares of this Series or any other of its preferred shares for six quarterly dividend payment periods, whether or not consecutive (for the purpose of this Section 3.05, a "Dividend Default"), the holders of all outstanding preferred shares, voting as a single class without regard to series, will be entitled to elect two Directors until full cumulative dividends for all past dividend payment periods on all preferred shares have been paid or declared and funds therefor set apart for payment. Such right to vote separately as a class to elect Directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect Directors separately as a class in the case of future Dividend Defaults. At any time when such right to elect Directors separately as a class shall have so vested, the Corporation may call, and, upon the written request of the holders of record of not less than 20% of the total number of preferred shares of the Corporation then outstanding, shall call, a special meeting of stockholders for the election of Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing Annual Meeting of Shareholders of the Corporation and the holders of all classes of outstanding preferred shares are afforded the opportunity to elect such Directors (or fill any vacancy) at such Annual Meeting of Shareholders. Directors elected as aforesaid shall serve until the next Annual Meeting of Shareholders of the Corporation or until their respective successors shall be elected and qualified. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a Dividend Default by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term by the appointment of a new Director for the unexpired term of such former Director, such appointment to be made by the remaining Director elected as aforesaid.

         (2) The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of this Series, voting separately as a class, will be required for any amendment to the Articles of Incorporation of the Corporation that will adversely alter or change the powers, preferences, privileges or rights of the shares of this Series, except as set forth below. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of this Series and any other series of preferred shares ranking on a parity with this Series as to dividends and upon liquidation, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of any class or series of shares ranking prior to this Series as to dividends or upon liquidation or to issue or authorize any obligation or security convertible into or evidencing a right to purchase any such security, but the Articles of Incorporation may be amended to increase the number of authorized preferred shares ranking on a parity with or junior to this Series or to create another class of preferred shares ranking on a parity with or junior to this Series without the vote of the holders of outstanding shares of this Series.

         (3) Nothing herein shall be taken to require a class vote or consent in connection with the authorization, designation, increase or issuance of any shares of any class or series (including additional preferred shares of any series) that rank junior to or on a parity with this Series as to dividends and liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other debt obligations of the Corporation.

          (e) Conversion. The shares of this Series are not convertible into
              ----------
shares of any other class or series of the capital stock of the Corporation.

     3.06 There is a series of Preferred shares of this Corporation designated "8 7/8% Series B Cumulative Redeemable Preferred Stock" which shall consist of 510,000 shares and shall have the following rights, preferences and privileges:

          1.  Rank.  The 8 7/8% Series B Cumulative Redeemable Preferred Stock
              ----
(for the purpose of this Section 3.06, the "Series B Preferred Stock") will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, or both, rank senior to all classes or series of Common Shares and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series B Preferred Stock as to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation. For purposes of this Section 3.06, the term "Parity Preferred Stock" shall be used
                                         ----------------------
to refer to any class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series B Preferred Stock with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation (including the Corporation's 9 1/4% Cumulative Preferred Stock, Series A). For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Shares and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

          2.  Distributions Rights.  (a)  Payment of Distributions.  Subject to
              --------------------        ------------------------
the rights of holders of Parity Preferred Stock as to the payment of distributions, holders of Series B Preferred Stock shall be entitled to receive the Series B Priority Return, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of distributions. Such distributions shall be cumulative, shall accrue from the original date of issuance of the Series B Preferred Stock and will be payable
(A) quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year commencing on the last day of the calendar quarter following the date of issuance of such stock and, (B) in the event of a redemption, on the redemption date (for the purpose of this Section 3.06, each a "Series B
                                                               --------
Preferred Stock Distribution Payment Date").  If any Preferred Stock
-----------------------------------------
Distribution Payment Date is not a Business Day (as defined herein), then payment of the distribution to be made on such date shall be made on the Business Day immediately preceding such Preferred Stock Distribution Payment Date in each case with the same force and effect as if made on such date. Distributions on the Series B Preferred Stock will be made to the holders of record of the Series B Preferred Stock on the relevant record dates to be fixed by the Board of Directors of the Corporation, which record dates shall in no event be more than 45 days or less than 15 days prior to the relevant Series B Preferred Stock Distribution Payment Date (for the purpose of this Section 3.06, each a "Distribution Record Date").
        ------------------------

          For purposes of this Section 3.06, the following terms shall have the meanings set forth herein: (i) "Liquidation Preference" shall mean, with respect
                                ----------------------
to the Series B Preferred Stock, $25.00 per share of Series B Preferred Stock, plus the amount of any accumulated and unpaid Series B Priority Return (as hereinafter defined) with respect to such share, whether or not declared, minus any distributions in excess of the Series B Priority Return that has occurred with respect to such Series B Preferred Stock, to the date of payment; (ii) "Series B Priority
                                                        -----------------
Return" shall mean an amount equal to 8 7/8% per annum of the Liquidation
------
Preference per share of Series B Preferred Stock, commencing on the date of issuance of such share of Series B Preferred Stock, determined on the basis of a 365-day year (and actual days for any period), cumulative to the extent not distributed on any Series B Preferred Stock Distribution Payment Date; and (iii) "Business Day" shall mean each day, other than a Saturday or a Sunday, which is
 ------------
not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

          (b) Prohibition on Distributions.  No distributions on Series B
              ----------------------------
Preferred Stock shall be authorized by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at any such time as the terms and provisions of any agreement of the Corporation including any agreement relating to indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent that such authorization or payment shall be restricted or prohibited by law.

          (c) Distributions Cumulative.  Distributions on the Series B Preferred
              ------------------------
Stock will accrue whether or not the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness at any time prohibits the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series B Preferred Stock will accumulate as of the Series B Preferred Stock Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series B Preferred Stock Distribution Payment Date to holders of record of the Series B Preferred Stock on the record date fixed by the Board of Directors which date shall not be more than 45 days or less than 15 days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

          (d) Priority as to Distributions.  (i) So long as any Series B
              ----------------------------
Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Shares or any class or series of other stock of the Corporation ranking junior as to the payment of distributions or rights upon voluntary or involuntary dissolution, liquidation or winding-up of the Corporation to the Series B Preferred Stock (for the purpose of this Section 3.06, such Common Shares or other junior stock, collectively, "Junior Stock"),
                                                               ------------
nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Preferred Stock, any Parity Preferred Stock or any Junior Stock, unless, in each case, all distributions accumulated on all Series B Preferred Stock and all classes and series of outstanding Parity Preferred Stock have been paid in full. The foregoing sentence shall not prohibit (i) distributions payable solely in Junior Stock, and (ii) the conversion of Series B Preferred Stock, Junior Stock or Parity Preferred Stock into stock of the Corporation ranking junior to the Series B Preferred Stock as to distributions.

              (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series B Preferred Stock, all distributions authorized and declared on the Series B Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series B Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series B Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock do not have cumulative distribution rights) bear to each other.

          (e) No Further Rights.  Holders of Series B Preferred Stock shall not
              -----------------
be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

          3.  Liquidation.  (a)  Payment of Liquidating Distributions.  Subject
              -----------        ------------------------------------
to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to any series of capital stock ranking senior to the Series B Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Shares or any other class or series of shares of the Corporation that ranks junior to the Series B Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the Liquidation Preference per share of Series B Preferred Stock. If upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series B Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series B Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series B Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series B Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock does not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

          (b) Notice.  Written notice of any such voluntary or involuntary
              ------
liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 10 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

          (c) No Further Rights.  After payment of the full amount of the
              -----------------
liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

          (d) Consolidation, Merger or Certain Other Transactions.  The
              ---------------------------------------------------
voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or the consolidation or merger or other business combination of the Corporation with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) or a statutory share exchange shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

          4.  Redemption.  (a)  Right of Optional Redemption.  The Series B
              ----------        ----------------------------
Preferred Stock may not be redeemed prior to April 23, 2004. On or after such date, the Corporation shall have the right to redeem the Series B Preferred Stock, in whole (but not in part), at any time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the Liquidation Preference (for the purpose of this Section 3.06, the "Series B
                                                                       --------
Redemption Price").
----------------

          (b) Limitation on Redemption.  The redemption price of the Series B
              ------------------------
Preferred Stock will be payable solely to the extent such payment would be permitted as a distribution under the California Corporations Code.

          (c) Procedures for Redemption.  (i) Notice of redemption will be (i)
              -------------------------
faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price,
(iii) the number of shares of Series B Preferred Stock to be redeemed, (iv) the place or places where such shares of Series B Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series B Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series B Preferred Stock.

              (ii) If the Corporation gives a notice of redemption in respect of Series B Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series B Preferred Stock being redeemed funds sufficient to pay the applicable Series B Redemption Price, and will give irrevocable instructions and authority to pay such Series B Redemption Price to the holders of the Series B Preferred Stock upon surrender of the certificate evidencing the Series B Preferred Stock by such holders at the place designated in the notice of redemption. On and after the date of redemption, distributions will cease to accumulate on the Series B Preferred Stock called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series B Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Series B Redemption Price or any accumulated or unpaid distributions in respect of the Series B Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series B Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Series B Redemption Price.

          (d) Status of Redeemed Stock.  Any Series B Preferred Stock that shall
              ------------------------
at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

          5.  Voting Rights.  (a)  General.  Holders of the Series B Preferred
              -------------        -------
Stock will not have any voting rights, except as set forth below.

          (b) Right to Elect Directors.  If the Corporation shall fail to pay
              ------------------------
full cumulative dividends on the shares of Series B Preferred Stock or any other of its preferred shares for six quarterly dividend payment periods, whether or not consecutive (for the purpose of this Section 3.06, a "Dividend Default"), the holders of all outstanding preferred shares, voting as a single class without regard to series, will be entitled to elect two Directors until full cumulative dividends for all past dividend payment periods on all preferred shares have been paid or declared and funds therefor set apart for payment.
Such right to vote separately as a class to elect Directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect Directors separately as a class in the case of future Dividend Defaults. At any time when such right to elect Directors separately as a class shall have so vested, the Corporation may call, and, upon the written request of the holders of record of not less than 20% of the total number of preferred shares of the Corporation then outstanding, shall call, a special meeting of stockholders for the election of Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation; provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing Annual Meeting of Shareholders of the Corporation and the holders of all classes of outstanding preferred shares are afforded the opportunity to elect such Directors (or fill any vacancy) at such Annual Meeting of Shareholders. Directors elected as aforesaid shall serve until the next Annual Meeting of Shareholders of the Corporation or until their respective successors shall be elected and qualified. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a Dividend Default by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term by the appointment of a new Director for the unexpired term of such former Director, such appointment to be made by the remaining Director elected as aforesaid.

          (c) Certain Voting Rights.  So long as any Series B Preferred Stock or
              ---------------------
Series B Preferred Units exchangeable into Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the Series B Preferred Stock outstanding at the time
(i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series B Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, (ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an Affiliate of the Corporation on terms that differ from the terms of any Parity Preferred Stock issued to the public or non-Affiliates of the Corporation, or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation's Charter (including this Section 3.06) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Corporation's assets as an entirety, so long as (a) the Corporation is the surviving entity and the Series B Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series B

Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series B Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed materially and adversely affect such rights, privileges or voting powers of the holders of the Series B Preferred Stock; and provided, further, that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series B Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series B Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to an Affiliate of the Corporation on terms that differ from the terms of any Parity Preferred Stock issued to the public or non-Affiliates of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

              The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of this Series and any other series of preferred shares ranking on a parity with this Series as to dividends and upon liquidation, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of any class or series of shares ranking prior to this Series as to dividends or upon liquidation or to issue or authorize any obligation or security convertible into or evidencing a right to purchase any such security, but subject to clause 5(c)(ii) of this
Section 3.06, the Articles of Incorporation may be amended to increase the number of authorized preferred shares ranking on a parity with or junior to this Series or to create another class of preferred shares ranking on a parity with or junior to this Series without the vote of the holders of outstanding shares of this Series.

          6.  Conversion.  The holders of the Series B Preferred Stock shall not
              ----------
have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

          7.  No Sinking Fund.  No sinking fund shall be established for the
              ---------------
retirement or redemption of Series B Preferred Stock.

          8.  No Preemptive Rights.  No holder of the Series B Preferred Stock
              --------------------
of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

                                       IV

     4.01  Ownership Limitations

           (a) Basic Ownership Limits. Except as provided in Section 4.01(b) and
Section 4.03, no Person shall Beneficially Own shares of Common Stock or any series of Preferred Stock or Equity Stock in excess of the Ownership Limit set forth in this Section 4.01(a). In the case of Common Stock, the Ownership Limit is 7.0% of the outstanding shares of Common Stock. In the case of any series of Preferred Stock or Equity Stock, the Ownership Limit is 9.9% of the outstanding shares of such series of Preferred Stock or Equity Stock.

           (b) Certain Exceptions. The limitation set forth in Section 4.01(a) shall apply only to a Transfer of Stock or other event with respect to Stock occurring subsequent to the effective date of the merger of American Office Park Properties, Inc. with and into this corporation. Notwithstanding anything to the contrary in this Section 4.01, no Person shall be deemed to exceed the Ownership Limit set forth in Section 4.01(a) solely by reason of the Beneficial Ownership of shares of any class of Stock to the extent such shares of Stock were Beneficially Owned by such Person on the effective date of the merger of American Office Park Properties, Inc. with and into this corporation (but the Beneficial Ownership of any such shares of Stock shall be taken into account in determining whether any subsequent Transfer or other event violates Section 4.01(a)). For purposes of the preceding sentence, in evaluating Beneficial Ownership of any Person on the effective date of the merger, there shall also be taken into account Beneficial Ownership of any shares that would have been Beneficially Owned on that date if redemption rights provided in the Operating Partnership Agreement had been exercised at that time (whether or not then exercisable) resulting in an exchange of partnership units for shares. In addition, no Person shall be deemed to exceed the Ownership Limit set forth in
Section 4.01(a) solely by reason of the Beneficial Ownership of shares of any class of Stock that are treated as owned because of such Person's actual or Beneficial Ownership of shares of Public Storage, Inc., to the extent that such Person's actual or Beneficial Ownership of shares of Public Storage, Inc. complies with the ownership restrictions applicable to shareholders of Public Storage, Inc. (but the Beneficial Ownership of any such shares of Stock because of such Person's actual or Beneficial Ownership of shares of Public Storage, Inc. shall be taken into account in determining whether any other Transfer, Acquisition or other event violates Section 4.01(a)).

           (c) No Ownership Producing "Closely Held" Status. Notwithstanding any other provisions contained in the corporation's Articles of Incorporation, no Person shall Beneficially Own shares of any class of Stock of this corporation to the extent that, if effective, such Beneficial Ownership would result in this corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is purportedly held during the second half of a taxable year) or otherwise would result in this corporation failing to qualify as a REIT.

           (d) Application to Partnership Exchange Rights. It is expressly intended that the restrictions on ownership and transfer described in this
Article IV shall apply to the redemption rights provided in the Operating Partnership Agreement. Notwithstanding any provisions of the Operating Partnership Agreement or any related agreements to the contrary, partners of the Partnership shall not be entitled to exchange interests in the Partnership for Stock to the extent the Beneficial Ownership of those shares would violate the restrictions otherwise contained in this Article IV (taking into account the provisions of Section 4.01(b)).

     4.02  Remedies

           (a) Transfers in Trust. If, notwithstanding the other provisions contained in this Article IV, at any time after the effective date of the merger of American Office Park Properties, Inc. with and into this corporation, there is a purported Transfer or other event that, if effective, would result in the violation of one or more of the restrictions on ownership and transfer described in Section 4.01, then that number of shares of Stock the Beneficial Ownership of which otherwise would cause such Person to violate Section 4.01 (rounded up to the next whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 4.08, effective as of the close of business on the day immediately prior to the date of such purported Transfer or other event, and such Person shall acquire no rights in such shares of Stock.

           (b) Void Ab Initio. If the transfer to the Charitable Trust described in Section 4.02(a) would not be effective for any reason to prevent any Person from Beneficially Owning Stock in violation of Section 4.01, then the Transfer or other event that would otherwise cause such Person to violate Section 4.01 shall be void ab initio.

           (c) No Ownership by Less than 100 Persons. Notwithstanding any other provision of the corporation's Articles of Incorporation, any Transfer of shares of Stock (whether or not such Transfer is the result of a transaction engaged in through the facilities of the Exchange or any other automated inter-dealer quotation system) that, if effective, would result in the Stock being owned beneficially by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Stock.

           (d) Other Actions. In addition to, and without limitation by, Section 4.02(a) through (c) above, if the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of Article IV or that a Person intends to acquire or has attempted to acquire, ownership, beneficial ownership (determined under the principles of Section 856(a)(5) of the Code) or Beneficial Ownership of any Stock in violation of Article IV (whether or not the violation is intended), the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, causing this corporation to redeem Stock, refuse to give effect to such Transfer or other event on the books of this corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 4.01 shall automatically result in the transfer to the Charitable Trust described in
Section 4.02(a), without regard to any action (or non-action) by the Board of Directors, and if applicable, such Transfer or other event shall be void ab initio as provided above without regard to any action or inaction by the Board of Directors or its designees.

           (e) No Limit on Authority. Nothing contained in this Section 4.02 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect this corporation and the interests of its stockholders by preservation of this corporation's status as a REIT.

     4.03  Waivers and Exceptions

           (a) Board May Grant Exceptions. Subject to Section 4.01(c), the Board of Directors, in its sole and absolute discretion, may grant to any Person an exception to the Ownership Limit set forth in Section 4.01(a) with respect to Common Stock or any series of Preferred Stock or Equity Stock if the Board of Directors shall have determined that this corporation would not be "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the purported Acquisition, Transfer or other event takes place during the second half of a taxable year) and would not otherwise fail to qualify as a REIT, after giving effect to an acquisition by such Person of Beneficial Ownership of the maximum amount of Common Stock, Preferred Stock and Equity Stock permitted as a result of the exception to be granted, and taking into account the existing and permitted ownership by other Persons of the Stock of this corporation (taking into account any other exceptions granted under this Section 4.03(a)). If a member of the Board of Directors requests that the Board of Directors grant an exception to the Ownership Limit with respect to such member or with respect to any other Person if such member of the Board of Directors would be considered to be the Beneficial Owner of shares of Stock owned by such Person, such member of the Board of Directors shall not participate in the decision of the Board of Directors as to whether to grant any such exception.

           (b) Conditions to Exceptions. As a condition to the granting of an exception under Section 4.03(a) to any Person, the Board of Directors may require such Person to provide the Board of

Directors such representations and undertakings as the Board of Directors may, in its sole and absolute discretion, require (including, without limitation, an agreement as to a reduced Ownership Limit for such Person with respect to the Beneficial Ownership of one or more other classes of Stock not subject to the exception), and such Person must agree that any violation of such representations and undertakings or attempted violations will result in the application of the remedies set forth in Section 4.02 with respect to shares of Stock producing the violation or attempted violation. In addition, prior to granting any exception, the Board of Directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure this corporation's status as a REIT, provided, however, that obtaining a favorable ruling or opinion shall not be required for the Board of Directors to grant an exception.

     4.04  Certain Definitions

           Unless the context otherwise requires, the terms defined in this
Section 4.04 shall have, for all purposes, the meanings specified below (with terms defined in the singular having comparable meanings when used in the plural).

           "Beneficial Ownership" shall mean ownership of Common Stock or Preferred Stock or Equity Stock by a Person, whether the interest in the shares of Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of
Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have correlative meanings.

           "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 4.08, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055, and 2522 of the Code.

           "Charitable Trust" shall mean the trust created pursuant to Section 4.08(a).

           "Charitable Trustee" shall mean the Person that is initially appointed by this corporation, or any successor subsequently designated by this corporation, to serve as trustee of the Charitable Trust provided that such Person is unaffiliated with this corporation or the Purported Owner.

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

           "Exchange" shall mean the New York Stock Exchange or the American Stock Exchange.

           "IRS" shall mean the United States Internal Revenue Service.

           "Market Price" shall mean, with respect to any class or series of Stock, the last reported sales price on the Exchange of such shares on the day immediately preceding the relevant date, or if such shares are not then traded on the Exchange, the last reported sales price of such shares on the day immediately preceding the relevant date as reported on any exchange or quotation system or for which such shares may be traded, provided, however, that if the Board of Directors determines in good faith that a lower price is appropriate, then the Market Price shall be such lower price as determined in good faith by the Board of Directors, or if such shares are not then traded over any exchange or quotation system, the

Market Price shall be the price determined in good faith by the Board of Directors of this corporation as the fair market value of shares on the relevant date.

           "Operating Partnership Agreement" shall mean that certain Agreement of Limited Partnership of American Office Park Properties, L.P. dated January 1, 1997, as amended from time to time.

           "Ownership Limit" shall mean the maximum amount of Common Stock and/or Preferred Stock and/or Equity Stock that may be Beneficially Owned by a Person under Section 4.01(a), determined without regard to any exception or waiver that may be granted under Section 4.03 (but taking into account ownership permitted under Section 4.01(b)).

           "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include, to the extent appropriate to facilitate a public offering or private placement of Stock, an underwriter that participates in such a public offering or private placement provided that the ownership of Stock by such underwriter would not result in this corporation being "closely held" within the meaning of Section 856(h) of the Code and would not otherwise result in this corporation failing to qualify as a REIT.

           "Purported Owner" shall mean, with respect to any purported Acquisition that would result in a violation of the limitations in Section 4.01, the Person who would have owned shares of Stock if such Acquisition had been valid under Section 4.01 and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Purported Owner would have so owned.

           "REIT" shall mean a "real estate investment trust" within the meaning of Section 856 of the Code.

           "Stock" shall mean shares of stock of this corporation that are Common Stock or Preferred Stock or Equity Stock.

           "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition of Stock, as well as any other event that causes a Person to acquire Beneficial Ownership, including (i) the granting or exercise of any option or warrant, convertible security, pledge, security interest, or similar right to acquire Stock or entering into any agreement for the sale, transfer or other disposition of Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Stock), (iii) a change in the capital structure of the corporation, (iv) a change in the relationship between two or more Persons that causes a change in ownership of Stock by application of Section 544 of the Code, as modified by
Section 856(h), or (v) Transfers of interests in other entities that result in changes in Beneficial Ownership of Stock; in each case, whether voluntarily or involuntarily, whether owned of record or beneficially or Beneficially, and whether by operation of law or otherwise. (For purposes of this Article 4, the right of a limited partner under the Operating Partnership Agreement to require the partnership to redeem the partner's limited partnership units shall not be considered to be an option or similar right to acquire Stock.)

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

     4.05  Reporting of Transfers and Ownership

           (a) Notice of Restricted Transfers. Any Person who acquires or attempts or intends to acquire Stock or other securities in violation of Article IV or any Person who is a transferee in a Transfer or is otherwise affected by an event other than a Transfer that results in a violation of Article IV, shall immediately give written notice to this corporation of such event, or in the case of such a proposed or attempted event, give at least 15 days prior written notice to this corporation of such event, and shall provide to this corporation such other information as this corporation may request in order to determine the effect, if any, of such acquisition, ownership or other event on this corporation's status as a REIT and to ensure compliance with the limitations set forth in this Article IV.

           (b) Owners Required to Provide Information. From and after the effective date of the merger of American Office Park Properties, Inc. with and into this corporation, each Person who is a beneficial owner or Beneficial Owner of Stock and each Person (including the stockholder of record) who is holding Stock for a Beneficial Owner shall provide to this corporation such information as this corporation may request, in good faith, in order to determine this corporation's status as a REIT, to ensure compliance with the limitations set forth in this Article IV, to comply with the requirements of any taxing authority or governmental agency, or to determine any such compliance.

     4.06  Ambiguity

           In the case of an ambiguity or uncertainty in the interpretation or application of any of the provisions of this Article IV, including any definition contained in Section 4.04, the Board of Directors shall have the power to determine the interpretation or application of the provisions with respect to any situation based on the facts known to it. The value of outstanding shares of any class or series of the Stock of the Corporation may be determined by the Board of Directors in good faith, and any such determination shall be conclusive. If any provision of Article IV requires an action by the Board of Directors but does not provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article IV.

     4.07  Legend

           Each certificate for shares of any class of Stock shall bear substantially the following legend or such other legend as the corporation may from time-to-time determine to be appropriate:

           "The shares of Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of assisting this corporation to maintain its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Except as set forth in
     Article IV of this corporation's Articles of Incorporation, no person may Beneficially Own (i) more than 7.0% of the outstanding shares of Common Stock of this corporation, or (ii) more than 9.9% of the outstanding shares of any series of Preferred Stock or Equity Stock of this corporation, with certain further restrictions and exceptions as are set forth in this corporation's Articles of Incorporation. Any Person who attempts to own or Beneficially Own Stock in excess of the above limitations must notify this corporation in writing at least 15 days prior to such attempt. If any of the restrictions on transfer or ownership set forth in Article IV of the Articles of Incorporation are violated, the Stock represented hereby will be automatically transferred to the Charitable Trustee of a Charitable Trust for the benefit of a Charitable Beneficiary pursuant to the terms of

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

     Article IV of the Articles of Incorporation. In addition, attempted transfers of Stock in violation of the limitations described above (as modified or expanded upon in Article IV of the Articles of Incorporation), may be void ab initio. All capitalized terms in this legend have the meanings defined in this corporation's Articles of Incorporation, as the same may be amended from time to time. This corporation will furnish to the holder hereof, upon request and without charge, a complete written statement of the terms and conditions of Article IV of the Articles of Incorporation. Requests for such documents may be directed to the corporate secretary."

     4.08  Transfer of Stock in Trust

           (a) Ownership in Trust; Status of Shares Held in Charitable Trust. Upon any purported Transfer (whether or not such Transfer is the result of a transaction engaged in through the facilities of the Exchange or any other automated inter-dealer quotation system) or other event that results in the transfer of Stock to a Charitable Trust pursuant to Section 4.02, such shares of Stock shall be deemed to have been transferred to the Charitable Trustee in its capacity as Charitable Trustee for the exclusive benefit of one or more Charitable Beneficiaries. Each Charitable Beneficiary shall be designated by this corporation as provided in Section 4.08(f). Shares of Stock so held in Charitable Trust shall remain issued and outstanding shares of Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Stock of the same class and series.

              The Purported Owner shall not benefit economically from ownership of any shares of Stock held in Charitable Trust by the Charitable Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in Charitable Trust. The Purported Owner of shares of Stock in violation of Section 4.01 shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such shares.

           (b) Distribution and Dividend Rights. The Charitable Trustee shall have all rights to distributions and dividends with respect to shares of Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distributions or dividend declared but unpaid shall be paid when due to the Charitable Trustee. Any distributions or dividends paid prior to the discovery by this corporation that the shares of Stock have been transferred to the Charitable Trustee with respect to such shares shall be paid over to the Charitable Trustee by the recipient upon demand. The corporation may take all measures that it determines reasonably necessary to recover the amount of any such distribution, including, if necessary, withholding any portion of future distributions payable on shares of Stock of the Purported Owner or amounts otherwise payable to the Purported Owner (such as pursuant to Section 4.08(d)); and, as soon as reasonably practicable following the corporation's receipt or withholding thereof, shall pay over to the Charitable Trustee, the distributions so received or withheld, as the case may be. Any distributions or dividends so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary.

           (c) Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of this corporation, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Stock of the class or series of Stock that is held in the Charitable Trust, that portion of the assets of this corporation available for distribution to the holders of such class or series (determined based upon the ratio that the number of shares of such class or series of Stock held by the Charitable Trustee bears to the total number of shares of such class or series

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

of Stock then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Stock held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Corporation in accordance with Section 4.08(d).

           (d) Sale of Shares by Charitable Trustee. As reasonably promptly as possible after receiving notice from this corporation that shares of Stock have been transferred to the Charitable Trust, in an orderly fashion so as not to affect the Market Price of the shares held in the Charitable Trust materially and adversely, the Charitable Trustee shall sell the shares held in Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the shares of Stock held in the Charitable Trust would not violate the ownership limitations set forth in Section 4.01. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Purported Owner and to the Charitable Beneficiary as provided in this Section 4.08(d).

               The Charitable Trustee shall first pay all reasonable expenses of the Charitable Trust and of the corporation incurred in connection with the formation of the Charitable Trust and disposition of the shares. The Purported Owner shall receive out of any excess the lesser of (1) (x) the price per share such Purported Owner paid for the Stock in the purported Transfer that resulted in the transfer of shares of Stock to the Charitable Trust, or (y) if the Transfer or other event that resulted in the transfer of shares of Stock to the Charitable Trust was not a transaction in which the Purported Owner gave full value for such shares of Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the transfer of such shares of Stock to the Charitable Trust and (2) the price per share received by the Charitable Trustee from the sale or other disposition of the shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Purported Owner shall be immediately paid to the Charitable Beneficiary.

               If, prior to the discovery by this corporation that shares of Stock have been transferred to the Charitable Trustee, such shares are sold by the Purported Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Purported Owner received an amount for such shares that exceeds the amount such Purported Owner was entitled to receive pursuant to this Section 4.08(d), such excess shall be paid to the Charitable Trustee upon demand.

               The Charitable Trustee shall have the right and power (but not the obligation) to offer any share of Stock held in the Charitable Trust for sale to this corporation on such terms and conditions as the Charitable Trustee shall determine appropriate.

               Each Charitable Beneficiary and Purported Owner waive any and all claims that they may have against the Charitable Trustee and the corporation arising out of the disposition of shares, except for claims arising out of the gross negligence or willful misconduct of such Charitable Trustee or the corporation, or the Charitable Trustee's or the corporation's failure to make payments in accordance with Section 4.08.

           (e) Voting and Notice Rights. The Charitable Trustee shall have all voting rights and rights to receive any notice of any meetings, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. The Purported Owner shall have no voting rights with respect to shares held in Charitable Trust. Any vote by or on behalf of a Purported Owner as a holder of shares of Stock prior to the discovery by the corporation that the shares of Stock have been transferred to the Charitable Trust shall be subject to rescission by the Charitable Trustee if the rescission is permitted by applicable law and the Board of Directors concludes that the rescission will not materially and adversely affect the corporation.

In the case of any such rescission, to the extent permitted by applicable law, any such votes shall be void ab initio with respect to the shares held by the Charitable Trustee.

               Notwithstanding the provisions of this Article IV, until the corporation has received notification that shares of Stock have been transferred to the Charitable Trustee, the corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

           (f) Designation of Charitable Beneficiary(ies). By written notice to the Charitable Trustee, this corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (1) the shares of Stock held in the Charitable Trust would not violate the restrictions set forth in Section 4.01 in the hands of such Charitable Beneficiary and (2) each Charitable Beneficiary is described in
Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055, and 2522 of the Code.

     4.09  Settlement

           Nothing in this Article IV shall preclude the settlement of any transaction entered into through the facilities of the Exchange (but the fact that settlement of a transaction is permitted shall not negate the effect of any other provision and all of the provisions shall apply to the purported transferee of the shares of Stock in such transaction).

                                       V

     The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI

     The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

     3. The foregoing amendment and restatement has been approved by the Board of Directors of the Corporation.

     4. The foregoing amendment has been approved by the required vote of the shareholders of the Corporation in accordance with Section 902 of the General Corporation Law of California. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 23,637,410 shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required; such required vote being a majority of the outstanding shares of Common Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date:  May 13, 1999

                                  /s/ David Goldberg
                                 ------------------------------------
                                 David Goldberg, Vice President


                                  /s/ Jack E. Corrigan
                                 ------------------------------------
                                 Jack E. Corrigan, Secretary

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